Exhibit 99.1

PURCHASE AND SALES AGREEMENT AND DEPOSIT RECEIPT COMMERCIAL, INVESTMENT & INDUSTRIAL REAL ESTATE

This agreement made this Twelfth day of April, 2005 between: StockerYale Corporation of 32 Hampshire Blvd. City Salem County Rockingham State NH Zip              (hereinafter referred to as SELLER).

and John F. Alberico and/or his corporate assigns of              City Windham County Rockingham State NH Zip              (hereinafter referred to as BUYER).

WITNESSETH: That the SELLER agrees to sell and convey and the BUYER agrees to PURCHASE the real estate located in Salem, New Hampshire known or more particularly described as 32 Hampshire Blvd. (the “Property”) including the following personal property: all furniture and fixtures not set out in Exhibit One

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PURCHASE PRICE: $ Four Million Seven Hundred Fifty Thousand Dollars and 00/100 cents ($4,750,000.00).

ALLOCATION OF PURCHASE PRICE: The purchase price shall be allocated, between the real property and the personal property, by mutual agreement by BUYER and SELLER within 30 days of this Agreement.

DEPOSITS:

a. Initial Deposit: An initial deposit, receipt of which is hereby acknowledged, in the amount of $ 10,000.00 is to be applied first toward the purchase price, and is to be held in an escrow account by:

Grubb & Ellis|Coldstream Real Estate Advisors, Inc. (“Grubb & Ellis|CREA”)

b. Additional Deposit: An additional deposit, to be applied to the Purchase Price in the amount of $90,000.00 is to be paid on or before End of Due Diligence Period and is to be held in an escrow account by:

Grubb & Ellis|CREA. Balance Due: $4,650,000.00

TRANSFER OF TITLE: SELLER agrees to:

a.	Convey the real property to the BUYER by a good and marketable warranty deed, free and clear of all encumbrances, except as noted herein.

b.	Convey all personal property to the BUYER by Bill of Sale, free and clear of all encumbrances, except as noted herein. In the event that the title to the subject property, pursuant to the above, proves not to be marketable, all rights and obligations herein may, at the BUYER’s option, terminate and all deposit monies returned to BUYER.

c.	Closing to be held on or before thirty days from the date all contingency periods expire.

POSSESSION: Possession, free of all tenants, occupants and all personal property except as provided herein, is to be given on or before at closing.

INSURANCE: The premises and contents shall, until the full performance of this agreement, be kept insured against Fire, with Extended Coverage, by the SELLER. In case of loss, all sums recoverable from said insurance shall be paid or assigned, on delivery of title, to the BUYER, unless the premises and contents shall have been restored to their former condition by the SELLER; or, at the option of the BUYER, this agreement may be rescinded and any deposit monies refunded if loss shall exceed: $20,000. The SELLER shall provide evidence of current insurance coverage to the BUYER upon request.

Standard Form for the Members of the NH Commercial Investment Board of REALTORS (NH CIBOR) PO Box 550, 115A Airport Road, Concord, NH 03302-0550 (603) 224-1170

Rev 112902

-Continued-

MAINTENANCE: Until possession is delivered, SELLER agrees to maintain all real and personal property in good condition and working order.

INSPECTIONS: The BUYER is encouraged to seek information from professionals normally engaged in the business regarding any specific areas of concern. The Agent makes no warranties or representations regarding the condition, permitted use or value of the SELLER’s real or personal property. This contract is subject to the following inspections, with results being satisfactory to the BUYER:

TYPE OF INSPECTION:	RESULTS TO SELLER	TYPE OF INSPECTION:	RESULTS TO SELLER
a. SEE “ADDITIONAL PROVISIONS”	within Days	f.	within Days
b. Environmental	within 45 Days	g.	within Days
c. Structural	within 45 Days	h.	within Days
d. Mechanical Systems	within 45 Days	i.	within Days
e.	within Days	j.	within Days

The use of days is intended to mean calendar days from the effective date of the contract. All inspections will be done by professionals normally engaged in the business, to be chosen and paid for by the BUYER. If the results of any inspection or other condition specified herein reveal significant defects which, were not disclosed or previously known to the BUYER, the SELLER shall have the option of repairing the unsatisfactory condition(s) prior to transfer of title if the BUYER and SELLER both agree, failing which the BUYER may terminate the contract and all deposits shall be returned to the BUYER, Notification in writing of intent to so repair should be delivered to the BUYER or BUYER’s Agent within five (5) days of receipt by the SELLER of notification of unsatisfactory condition(s). Should the SELLER elect not to repair such unsatisfactory condition(s), the BUYER may declare the contract null and void by notifying the SELLER in writing within five (5) days of receipt of SELLER’s election not to repair, and any earnest money shall be returned to the BUYER, If the BUYER does not notify the SELLER that an inspection is unsatisfactory within the time period set forth above, this contingency is waived by the BUYER. In the absence of the inspection(s) mentioned above, the BUYER is relying completely upon the BUYER’s own opinion as to the condition of the property.

BUYER HEREBY ELECTS TO WAIVE THE RIGHT TO ALL INSPECTIONS AND SIGNIFIES BY INITIALING HERE

PRORATIONS: All income earned but not received, all expense incurred but not paid out, all income received but not earned, and all expense paid out but not incurred as of the date of transfer of title shall be apportioned, as appropriate, between the SELLER and the BUYER as of the date of transfer of title.

LIQUIDATED DAMAGES AND INTERPLEADER PROVISIONS: If the BUYER shall default in the performance under this agreement, the amount of the deposit may, at the option of the SELLER, become the property of the SELLER as reasonable liquidated damages. In the event of any dispute relative to the deposit monies held in escrow, the Escrow Agent may, in its sole discretion, pay said deposit monies into the Clerk of Court of proper jurisdiction in an Action of Interpleader, providing each party with notice thereof shall be discharged from its obligations as recited herein, and each party to this agreement shall thereafter hold the Escrow Agent harmless in such capacity. Each party hereto agrees that the Escrow Agent may deduct the cost of bringing up such Interpleader Action from the monies held in escrow prior to the forwarding of same to the Clerk of such Court.

FINANCING: This agreement ☑ is or ☐ is not contingent upon BUYER obtaining financing under the following terms:

a.	Amount 75% b. Rate: Market c. Type: __________ d. Term 5yr.

e.	Application: Application for financing must be made on or before April 25, 2005, failing which, this contingency shall be deemed to have been waived.

f.	Evidence of Financing Commitment: On or before May 25, 2005 BUYER shall provide SELLER or SELLER’s agent with written evidence, acceptable to the SELLER, as to the BUYER’s ability or inability to obtain financing. TIME BEING OF THE ESSENCE. Upon such notification, if the BUYER is unable to obtain financing, this agreement shall become null and void and the Escrow Agent is hereby authorized to return BUYER’S deposit in full. In the event that the BUYER fails to comply with such written notification, the financing contingency shall lapse or, at the SELLER’s option, the agreement shall become void and in such event, the Escrow Agent is hereby authorized to return the BUYER’s deposit in full.

Standard Form for the Members of the NH Commercial Investment Board of RELATORS (NH CIBOR) PO Box 550, 115A Airport Road, Concord, NH 03302-0550 (603) 224-1170

Rev 112902

-Continued-

AGENT: The undersigned SELLERS and BUYERS understand that Grubb&Ellis|CREA Agency represents the SELLER, and Grubb&Ellis|CREA assisted Agency Represents the BUYER in this transaction.

ADDITIONAL PROVISIONS:

1. Due Diligence Period: BUYER shall have a forty-five (45) due diligence period during which Buyer will have the right to inspect the Property. In addition, If, during said Due Diligence period, BUYER determines, in its sole discretion, that the Property does not meet BUYER’s investment criteria, BUYER has the right to terminate this Agreement and receive all deposits back in full with no further obligations owed by either party to the other resulting from this Agreement. Due Diligence period shall commence on date this Agreement is fully executed.

2. Sale Leaseback: This Agreement is contingent upon SELLER leasing a portion of the Property where the terms of the lease will include the following terms: SELLER agrees to lease a minimum of 32,000 SF at base lease rates of: for years 1-5: $7.15 psf, NNN; for years 6-8: $8.25 psf, NNN; for years 9-10: $9.02 psf. In addition, BUYER will pay its pro-rata share of all operating costs. The initial lease term shall be for a minimum of ten years. All additional terms and conditions of the leaseback are to be agreed upon and attached hereto and made a part hereof as Exhibit Two, by the end of the Due Diligence Period.

In addition, SELLER will be responsible for the demising of Property to accommodate SELLER’s leasehold. Said demising shall be done in a manner consistent with all relevant regulations. A detailed design of said demising of the premises shall be agreed to by both parties and attached hereto and a part hereof as Exhibit Two, prior to completion of the Due Diligence Period.

3. Credit Review: Pursuant to Additional Provision 2, above, this Agreement is contingent upon Buyer review of SELLER’s financial data and that, in BUYER’s sole discretion, SELLER’s credit rating is satisfactory. In addition, SELLER agrees to provide BUYER with a capital reserve equivalent to one year’s rent or an annually renewing letter of credit, guaranteeing the same amount, from an accredited bank or other financing entity acceptable to BUYER for guaranteeing the Leaseback and other representations made as a part of this Agreement for the purchase of the Property.

4. Furniture and Fixtures: All furniture and fixtures, except those specifically set out in Exhibit One, currently residing in the Premises or on the Property, shall be considered a part of the sale of the Property.

5. BUYER’s financing entity must agree to the form of the SELLER Leaseback agreement.

ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties relating to the subject thereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Agreement.

THIS IS A LEGAL INSTRUMENT, IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

ACCEPTED:

/s/ John Alberico	John Alberico	4/15/05
BUYER	PRINTED/TITLE	DATE

/s/ Mark W. Blodgett	MARK W. BLODGETT	4/15/05
SELLER	PRINTED/TITLE	DATE

Standard Form for the Members of the NH Commercial Investment Board of RELATORS (NH CIBOR) PO Box 550, 115A Airport Road, Concord, NH 03302-0550 (603) 224-1170

Rev 112902